SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------
Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e) (2))

                              Analogic Corporation
                (Name of Registrant as Specified In Its Charter)

                              Analogic Corporation
  (Name or Person (s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transactions applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4)  Proposed maximum aggregate value of transaction:

    5)  Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:

   2)  Form, Schedule or Registration Statement No.:

   3)  Filing Party:

   4)  Date Filed:

-------------------------------------------------------------------------------


                             Analogic Corporation

                  Notice of Annual Meeting of Stockholders of
               Analogic Corporation to be Held January 22, 1999

The Annual Meeting of Stockholders of Analogic Corporation (the "Company") will be held at the Company's headquarters located at 8 Centennial Drive, Peabody, Massachusetts, (Centennial Industrial Park) on Friday, January 22, 1999 at 11:00 o'clock in the morning for the following purposes:

          (1) To determine the number of Directors for the ensuing year and to elect two (2) Class I directors for a three-year term, to hold office until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified.

          (2) To consider and act upon the matter of adopting and approving the Company's Key Employee Incentive Stock Option Plan, dated June 11, 1998, a copy of which is attached as Exhibit "A" to the proxy statement.

          (3) To act upon any and all matters incidental to any of the foregoing and transact such other business as may legally come before the Meeting or any adjourned session or sessions thereof.

     The Board of Directors has fixed the close of business on November 25, 1998, as the record date for determining the stockholders having the right to notice of and to vote at the meeting.


                                             Julian Soshnick

                                             Clerk


December 1, 1998


                     -----------------------------------------------
                       IF YOU ARE ENTITLED TO VOTE AT THE MEETING,
                       KINDLY EXECUTE AND MAIL THE ENCLOSED PROXY
                     -----------------------------------------------

                             Analogic Corporation
                              8 Centennial Drive
                         Peabody, Massachusetts 01960

                                PROXY STATEMENT

                    For the Annual Meeting of Stockholders
                        to be held on January 22, 1999

     This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Analogic Corporation (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on January 22, 1999 (the "Meeting"), and is being mailed, together with the form of proxy solicited, to each stockholder of the Company on or about December 1, 1998.

     The enclosed proxy, if executed and returned, will be voted by the Proxy Holders as directed on the proxy and, in the absence of such direction, to fix the number of directors for the ensuing year at eight and for the election of the nominees as directors, for the adoption of the Company's Key Employee Incentive Stock Option Plan, dated June 11, 1998, and in accordance with their best judgment if any other matter shall properly come before the Meeting.

     Any stockholder giving a proxy in the accompanying form (the "Proxy") retains the power to revoke it at any time prior to the exercise of the powers conferred thereby. Such revocation may be effected by any means which are sufficient to revoke a power of attorney, including giving written notice of revocation to the Company at the above address or to its transfer agent, or the execution and delivery to the Company or its transfer agent of a subsequent proxy. Attendance of the stockholder at the Meeting in person, will not, however, be deemed to revoke the Proxy unless the stockholder affirmatively indicates his/her intention to vote the shares in person by so advising the presiding officer or the clerk at the Meeting.

Stock and Stock Ownership

     The holders of record of shares of Common Stock, $.05 par value, at the close of business on November 25, 1998, may vote at the Meeting. On November 25, 1998, there were issued and outstanding [----------] shares of Common Stock of the Company (not including [---------] shares held in treasury). Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Meeting.

     The following table sets forth information as to all persons (including any "group", as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to have owned beneficially 5% or more of its Common Stock as of November 25, 1998, based upon information received from or on behalf of the persons named. Unless otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares listed.


                                                      Percent
                             Amount and Nature of     of Class
Name and Address             Beneficial Ownership    (as of Nov. 25, 1998)
Bernard M. Gordon
 Charitable                        4,720,192 (1)(2)   [--.-%]
   Remainder Unitrust
     Bernard M. Gordon
     Julian Soshnick
     Gerald P. Bonder, Trustees
       8 Centennial Drive
       Peabody, MA 01960

T. Rowe Price                       [-,---,---]        [--.-%]
       100 East Pratt Street
       Baltimore, MD 21202

Private Capital Management Inc.     [-,---,---]         [-.-%]
       3003 Ninth Street
       Naples, FL 33940

(1) Exclusive of 6,000 shares owned by Mr. Gordon's wife, as to which he disclaims any beneficial interest.

(2) Mr. Gordon serves as Trustee of the Bernard Gordon Charitable Remainder Unitrust (the "Trust") along with Julian Soshnick and Gerald P. Bonder. The three Trustees, acting by a majority, have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all of the assets of the Trust, in general, will be distributed to The Gordon Foundation, a Section 501(c)(3) trust formed by Mr. Gordon with its principal office located at 8 Centennial Drive, Peabody, Massachusetts.

                                  PROPOSAL I
                             ELECTION OF DIRECTORS

     The Company's Restated Articles of Organization and By-Laws, as amended, provide for the division of the Board of Directors into three classes, each having a three-year term of office following the initial classification. The term of one class expires each year. The terms of two directors, M. Ross Brown and Edward F. Voboril, will expire at the Meeting. M. Ross Brown and Edward F. Voboril have been nominated for election as the Class I directors, to hold office until the 2002 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

     It is the intention of the persons named as Proxy Holders to fix the number of directors for the ensuing year at eight and to vote for the election of the nominees as Class I directors. In the event that any nominees should be unable to serve, discretionary authority is reserved for the named Proxy Holders to vote for a substitute, or to reduce the number of directors to be elected, or both. Management has no reason to believe that the said nominees will be unwilling or unable to serve if elected.

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by each director and nominee for director of the Company and all directors, nominees for directors and officers of the Company as a group. The table also sets forth certain additional information with respect to each director and nominee for director of the Company, including the year in which the term of office of each director and nominee for director (if elected) expires.

Nominee for Class I director is indicated by two asterisks.



                                        Principal Occupation        Director
Name                           Age      Or Employment               Since
If Elected,
Term expires in 2002:

M. Ross Brown**                 64      Vice President of the       1984
                                        Company

Edward F. Voboril** (2)(3)      55      Chairman and CEO of         1990
                                        Wilson Greatbatch Ltd.,
                                        Clarence, NY
Term expires in 2001:

Bernard M. Gordon               71      Chairman of the Board       1969
                                        and Chief Executive
                                        Officer of the Company

John A. Tarello                 67      Senior Vice President       1979
                                        and Treasurer of the
                                        Company

Gerald L. Wilson (2)(3)         59      Former Dean, School         1980
                                        of Engineering and
                                        Professor, Massachusetts
                                        Institute of Technology

Term expires in 2000:

Bruce R. Rusch                  55      President and Chief         1993
                                        Operating Officer of
                                        the Company

Bruce W. Steinhauer (2)(3)      63      President and Chief         1993
                                        Executive Officer of the
                                        Regional Medical Center
                                        at Memphis

                                     Amount and Nature of
                                     Beneficial Ownership of
                                     The Company's Common Stock
Name                                 as of October 31, 1998
If Elected,
Term expires in 2002:

M. Ross Brown**                                7,500 * (5)(7)

Edward F. Voboril** (2)(3)                     3,333 * (7)


Term expires in 2001:

Bernard M. Gordon                          4,720,192 (4)(6)

John A. Tarello                               30,000 *

Gerald L. Wilson (2)(3)                        5,333 * (7)


Term expires in 2000:

Bruce R. Rusch                                22,500 * (5)

Bruce W. Steinhauer (2)(3)                     8,333 * (7)


Beneficial Ownership of Shares
by All Directors and Executive
Officers as a Group (8 persons)            4,828,441 (4)(5)(6)(7)

* Represents less than 1% ownership

 (1) The amounts shown are based upon information furnished by the individual directors and officers. Unless otherwise noted the beneficial owners have sole voting and investment power with respect to the shares listed.

 (2)  Member of Audit Committee.

 (3)  Member of Compensation Committee.

 (4) Mr. Gordon serves as Trustee of the Bernard Gordon Charitable Remainder Unitrust (the "Trust") along with Julian Soshnick and Gerald P. Bonder. The three Trustees, acting by a majority, have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all the assets of the Trust, in general, will be distributed to the Gordon Foundation, a Section 501(c)(3) trust formed by Mr. Gordon with its principal office located at 8 Centennial Drive, Peabody, Massachusetts.

 (5) These amounts include certain shares issued under the Company's Key Employee Stock Bonus Plan which are subject to forfeiture under certain circumstances (see the section of this proxy statement entitled Executive Compensation).

 (6) Exclusive of 6,000 shares owned by Mrs. Gordon, in which Mr. Gordon disclaims all beneficial interest.

 (7) These amounts include certain shares deemed beneficially owned under Exchange Act Rule 13d-3(d)(1).

 Bernard M. Gordon has been the Chairman of the Board of Directors of the Company since 1969 and was President from 1980 to 1995.

 Bruce R. Rusch was appointed a Vice President of the Company in January 1993 and President in January 1995. Mr. Rusch has been President of SKY COMPUTERS, Inc. since 1987. SKY COMPUTERS, Inc. was acquired by Analogic effective April 1, 1992. Mr. Rusch is a director of Astea International, Inc.

 John A. Tarello was the Company's Controller from May 1970 through July 1982, a Vice President of the Company from 1971 to 1980, and has been Senior Vice President since 1980, and Treasurer since 1985. He is also a director of Spire Corporation.

 Dr. Gerald L. Wilson is the former Dean of the School of Engineering at Massachusetts Institute of Technology and the Vannevar Bush Professor of Engineering at the Massachusetts Institute of Technology. Dr. Wilson has served on MIT's faculty since 1965, and currently serves as a professor of Electrical and Mechanical Engineering. He is a trustee of Commonwealth Energy Systems and a director of ASECO Corporation.

 Dr. Bruce W. Steinhauer became the President and Chief Executive Officer of the Regional Medical Center at Memphis in 1998. Prior to this position, he was the Chief Executive Officer of the Lahey-Hitchcock Clinic from 1992 - 1998.

 M. Ross Brown joined the Company in August 1984 and is responsible for managing its manufacturing operations. He was elected a Vice President in October 1984.

 Mr. Voboril was appointed Chairman of Wilson Greatbatch Ltd. of Clarence, New York in 1998. He has been President and CEO since 1990.

 By reason of Mr. Gordon's beneficial ownership of Common Stock set forth above, he may be deemed to control the Company. In addition, in their capacity as trustees of the Bernard M. Gordon Charitable Remainder Unitust, Mr. Gordon, along with Mr. Soshnick and Mr. Bonder, may be deemed to control the Company.

 The Board of Directors held four meetings during fiscal 1998.

 The Company has an Audit Committee and a Compensation Committee. Mr. Voboril, Dr. Wilson and Dr. Steinhauer serve on the Audit Committee. Mr. Voboril, Dr. Wilson and Dr. Steinhauer serve on the Compensation Committee, with Bernard M. Gordon serving as an ex officio member of the Compensation Committee. The function of the Audit Committee is to confer with the Company's independent auditors concerning the scope and results of their audit and any recommendations they may have, and to consider such other matters relating to auditing and accounting as the Committee may deem appropriate. During the 1998 fiscal year, the Committee met once with PricewaterhouseCoopers LLP. The function of the Compensation Committee is to make recommendations to the Board of Directors concerning officers' salaries and other compensation matters. The Compensation Committee met once during the 1998 fiscal year to review and approve salaries of the Company's officers for fiscal 1999. The Board does not have a nominating committee.

EXECUTIVE OFFICERS

 The Company has one executive officer who is not a Director.

 Executive officers of the Company are elected annually by the Board of Directors and hold office until their successors are chosen and qualified, subject to early removal by the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Mr. Bernard M. Gordon owns a 48% interest and Mr. Bernard L. Friedman, the Company's former Vice Chairman of the Board (Mr. Friedman resigned on July 31,
1993), owns a 52% interest in a limited partnership (Audubon Realty, Ltd.), which owns the Danvers, Massachusetts facilities leased by the Company for a term to July 31, 2001. These facilities include a 50,000 square foot building completed in 1978; a 40,000 square foot addition to that building, completed in 1982; and an 80,000 square foot building which the Company moved into during 1980. The fixed annual rent on the entire 170,000 square feet was increased from $1,125,000 to $1,164,000 effective March 1, 1998, and shall be adjusted as of March 1 every third year to reflect increases in the cost of living. A total of 155,000 square feet of the facilities are sublet on a self-renewing lease to Siemens Medical Electronics, Inc. for a term which as presently extended will end on December 1, 2000, subject to an 18 month notice of cancellation, on a triple-net basis.

 Mr. Gordon and Mr. Friedman own a 48% and 52%, respective, interest in a limited partnership (Audubon Realty, Ltd.) which owns the facility located at 360 Audubon Road, Wakefield, Massachusetts, which is leased by the Company for a term to July 31, 2003. This facility has been utilized by the Company for manufacturing and office space since May 1, 1981. The fixed annual rent for this facility was increased from $315,000 to $333,000 effective May 1, 1996, and shall be adjusted as of May 1 every third year to reflect increases in the cost of living.

 All of the foregoing rents are on a net lease basis, and accordingly the Company pays, in addition to the above rental payments, all taxes, maintenance, insurance, and other costs relating to the leased premises.

 The terms of the several lease agreements, at the time they were executed, were at least as favorable as those that could have been obtained from unaffiliated third parties. Prior to execution of each such lease, two independent appraisals were obtained in order to establish the fair market rate for subject premises. A rent, in each case discounted below the fair market rate established by the appraisals, was then agreed upon by the parties.

 The leases each incorporated periodic rent escalation clauses, based upon the CPI. At the present time, the rents that the Company is paying under the several leases reflect fair rental value for the properties.

EXECUTIVE COMPENSATION

Summary Compensation Table

 The following table sets forth certain compensation information for the Chief Executive Officer and each of the next four most highly compensated executive officers of the Company during the last fiscal year ("Named Officers") for services rendered in all capacities for the last three fiscal years.

                                    ANNUAL COMPENSATION


Name and                                               Total Annual
Principal Position     Year     Salary      Bonuses    Compensation
Bernard M. Gordon      1998     $339,400    $50,000    $389,400
  Chairman (CEO)       1997      325,000     50,000     375,000
                       1996      325,000     25,000     350,000

Bruce R. Rusch         1998     $239,400    $50,000    $289,400
  President (COO)      1997      225,000     50,000     275,000
                       1996      225,000     21,000     246,000

John A. Tarello        1998     $226,000    $50,000    $276,000
  Senior Vice          1997      210,000     50,000     260,000
  President and        1996      210,000     21,000     231,000
  Treasurer

Ross Brown             1998     $193,700    $30,000    $223,700
   Vice President      1997      185,000     30,000     215,000
                       1996      185,000     18,000     203,000

Julian Soshnick        1998     $193,700    $40,000    $233,700
   Vice President      1997      185,000     40,000     225,000
   and General         1996      185,000     18,000     203,000
   Counsel

                                                     LONG-TERM
                                                COMPENSATION AWARDS

                                      Restricted
                                        Stock         Stock      All other
Name and                                Awards        Options    Compensation
Principle Position      Year            (A)(B)                       (C)
Bernard M. Gordon       1998             ---           ---        $3,848
  Chairman (CEO)        1997             ---           ---         3,645
                        1996             ---           ---         3,024

Bruce R. Rusch          1998             ---           ---        $3,646
  President (COO)       1997             ---           ---         3,442
                        1996             ---           ---         2,855

John A. Tarello         1998             ---           ---        $3,892
  Senior Vice           1997             ---           ---         3,691
  President and         1996             ---           ---         3,062
  Treasurer

Ross Brown              1998             ---           ---        $3,725
  Vice President        1997             ---           ---         3,521
                        1996             ---           ---         2,921

Julian Soshnick         1998             ---           ---        $3,758
  Vice President        1997             ---           ---         3,555
  and General           1996             ---           ---         2,949
  Counsel

(A) Represents stock grants under the Company's Key Employee Stock Bonus Plan dated March 14, 1983, as amended and restated on January 27, 1988, pursuant to which Common Stock of the Company may be granted to key employees to encourage them to exert their best efforts on behalf of the Company. Each recipient of the Common Stock pursuant to the Bonus Plan is required to execute a noncompetition agreement in a form satisfactory to the Company. The Bonus Plan is administered by a committee appointed by the Board of Directors consisting of the Chairman of the Board and three other Directors who are not eligible to participate in the Bonus Plan. Generally, the Common Stock granted pursuant to the Bonus Plan is not transferable for a period of three years from the date of the grant and is subject to a risk of forfeiture in the event that the recipient leaves the employ of the Company during this period for any reason.
Generally, during the subsequent four-year period, the transfer restrictions will lapse with respect to 25% of the Common Stock for each year the recipient remains in the employ of the Company. Failure to remain in the Company's employ during all of the subsequent four-year period will result in a forfeiture of shares as to which restrictions on disposition still exist. The
Common Stock granted pursuant to the Bonus Plan is held in escrow by the Company until such restrictions on disposition lapse. However, while in escrow, the recipient has the right to vote such shares of Common Stock and to receive any cash dividends thereon. The Board of Directors, acting upon the recommendation of the Stock Bonus Plan committee, may at the time of grant designate a different schedule upon which the transfer restrictions lapse.

(B) As of July 31, 1998, the following table reflects aggregate stock bonus awards, granted in 1993, for which transfer restrictions have not yet lapsed:

                                      Shares    Market Value
Bruce R. Rusch                        22,500        $916,875

M. Ross Brown                          7,500         305,625

(C) Represents amounts allocated to the Named officers pursuant to the Company's profit sharing plan under which it may, but is not required to, make contributions to a trust for the purpose of providing retirement benefits to employees.

Stock Option Grants In Last Fiscal Year

There were no stock options awarded to named officers under the Company's Key Employee Stock Option Plans during the last fiscal year.

Stock Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

The following table indicates (i) stock options exercised by the Named Officers during the last fiscal year; (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of July 31, 1998; and
(iii) the fiscal year-end value of "in-the-money" unexercised options.

                     Number of
                     Shares Acquired       Value
Name                 On Exercise           Realized (A)

Bernard M. Gordon      ----                 ----

Bruce R. Rusch         ----                 ----

John A. Tarello        ----                 ----

M. Ross Brown          2,500                $65,313

Julian Soshnick        ----                 ----

                     Number of                   Value of Unexercised
                     Unexercised Options         In-The-Money Options
                     at Fiscal Year End          at Fiscal Year End (A)(B)
Name                 Exercisable  Unexercisable  Exercisable  Unexercisable
Bernard M. Gordon    ---          ---            ---          ---

Bruce R. Rusch       ---          ---            ---          ---

John A. Tarello      ---          ---            ---          ---

M. Ross Brown        ---          2,500          ---          $64,688

Julian Soshnick     5,000         ---           $129,375      ---

(A) The value realized or the unrealized value of in-the-money options at year-end represents the aggregate difference between the market value on the date of exercise or July 31, 1998, in the case of the unrealized values, and the applicable exercise prices.

(B) "In-the-money" options are options whose exercise price was less than the market price of Common Shares at July 31, 1998.

Compensation of Directors

   Each director who is not an employee of the Company is entitled to an annual fee of $10,000 plus a fee of $1,000 per meeting for each of the first four meetings of the Board or any Board Committee attended by him, together with reimbursement of travel expenses under certain circumstances.

   In February 1988, the Board of Directors adopted and stockholders approved at the January 1989 Annual Meeting of Stockholders, the 1988 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1988 Plan"). Pursuant to the 1988 Plan, options to purchase 50,000 shares of common stock may be granted only to directors of the Company or any subsidiary who are not otherwise employees of the Company or any subsidiary. The exercise price of options granted under the 1988 Plan is the fair market value of the Common Stock on the date of grant. The 1988 Plan provides that each Non-Employee director as of the date on which the Board of Directors adopted the 1988 Plan shall be granted an option to acquire 5,000 shares. Each Non-Employee director who is subsequently elected to the Board of Directors shall be granted an option to acquire 5,000 shares after one year of service. In June, 1996 the Board of Directors amended the 1988 plan to increase the number of options that could be granted to each Non-Employee director to 10,000 shares.

     In June 1996, the Board of Directors adopted and stockholders approved at the January 1997 Annual Meeting of Stockholders, the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1997 Plan"). Pursuant to the 1997 Plan, options to purchase 50,000 shares of common stock may be granted only to directors of the Company or any subsidiary who are not otherwise employees of the Company or any subsidiary. The exercise price of options granted under the 1997 Plan is the fair market value of the Common Stock on the date of grant. The 1997 Plan provides each new Non-Employee Director who is elected to the Board shall be granted an option to acquire 5,000 shares, effective as of the date he or she is first elected to the Board; provided, however, that upon such first election, a new Non-Employee Director shall not receive a grant under both this Plan and the 1988 Plan.

        The Board of Directors shall determine under which Plans grants shall be made. Every four (4) years from the date on which a Non-Employee Director was last granted a Non-Employee Director option, whether under either Plan, that Non-Employee Director shall be granted an option to acquire 5,000 shares, effective as of the date of that fourth anniversary. No options were granted under the 1997 Plan as of July 31, 1998.

     Options granted under both Plans are exercisable for a nine-year period commencing one year after the date of grant. During that exercise period, subject to the occurrence of certain events, options may be exercised only to the extent of (a) 33 1/3% of the number of shares covered by the option one or more years after the date of grant, (b) 66 2/3% of the number of shares subject to the option two or more years after the date of grant, and (c) 100% of the number of shares subject to the option three or more years after the date of grant. Both Plans are administered by members of the Company's Board of Directors.

     The following table sets forth options granted pursuant to the 1988 Plan as of July 31, 1998:


                Date of  Options Option    Options     Options     Options
                Grant    Granted Price     Exercised  Exercisable  Unexercisable
Dr. Wilson      2/01/88  5,000   $ 7.375    5,000         ---           ---
Dr. Wilson      6/12/96  5,000   $27.750      ---       3,333         1,667
Mr. Voboril     6/12/91  5,000   $10.875    5,000         ---           ---
Mr. Voboril     6/12/96  5,000   $27.750      ---       3,333         1,667
Dr. Steinhauer 10/08/93  5,000   $14.750      ---       5,000           ---
Dr. Steinhauer  6/12/96  5,000   $27.750      ---       3,333         1,667

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   Analogic Corporation is engaged in the design, manufacture and marketing of advanced precision data conversion and computer-based signal processing instruments and equipment which are used to acquire, condition, translate, compute, interpret, store, transmit, or display critical data in modern industrial, scientific, medical, communications and other system applications.

   Analogic's technology-driven philosophy and strategic growth objectives require an ability to recruit and retain competent executives with substantial qualities in managerial breadth and technical depth. Such retention requires provision of remuneration programs which motivate and reward performance results directly related to enhancement of shareholder value.

   It is the charter of the Compensation Committee to develop, implement and control executive remuneration practices which:

  - Align management objectives with shareholder interests,

  - Balance short-term (annual) business plans with longer-term strategic goals,

  - Link individual and Company performance to executive remuneration, and

  - Provide for remunerative practices which are highly motivational to the individual and competitive in the marketplace.

   The Committee determines and approves all recommendations for salary adjustment, cash incentive awards and/or stock incentive awards pertaining to the Chief Executive Officer and other Senior Executives of the Company.

Annual Compensation

   Executive salary ranges and annual incentive award targets are established annually after reviewing comparative data from companies in similar industries, with similar sales revenue. The Company's practice is to compensate executives at a competitive level for its industry.

   Each position is placed in a salary range appropriate to the scope of the position, considering both external survey data and internal equity. Annual salary increases and incentive awards are based on overall Company results and achievement of individual objectives during the fiscal year. Measures of Company performance include: sales growth, profit attainment, new product introduction, manufacturing efficiency, product quality, employee morale and employee turnover.

   Individual performance factors are relevant to the area of responsibility for each executive, and include division performance where appropriate.

   The Committee reviewed competitive salary practices for corporate officers and elected to make adjustments to officer base salaries effective January of 1998.

Longer-Term Incentives

   Stock incentives, which include stock options and/or stock grants, were provided through the following Plans which were previously approved by vote of the shareholders:

  - Key Employee Non-Qualified Stock Option Plan dated May 13, 1985.

  - Key Employee Incentive Stock Option Plan dated March 14, 1993 and as amended on January 28, 1987.

  - Key Employee Stock Bonus Plan as restated January 27, 1988.

  - Key Employee Incentive Stock Option Plan dated June 11, 1993.

   The award of stock incentives to individual recipients considers the contribution of the individual to longer-term results, his/her impact upon divisional or corporate objectives, and level of position within the organization.

   The potential realization from these awards is directly related to the continuing success of the Company as measured by increasing shareholder value.

Compensation of the Chief Executive Officer

   The compensation of the Chief Executive Officer, Mr. Bernard M. Gordon, is determined by the Committee following evaluation of his individual performance and the overall Company performance with considerable respect to financial results. The key performance measure for this position is the ability to provide the leadership and vision necessary to assure continuing success. Other measures of quantitative and qualitative performance are similar to those used for all Corporate Officers, as is the method of evaluating competitive compensation practices.

   Mr. Gordon's base salary was adjusted in January, 1988 to reflect competitive renumeration practices of CEO's of comparable, high technology companies. The amount of Mr. Gordon's incentive award was based on annual financial results. Due to his position as founder of the Company, Mr. Gordon personally identifies with the future of the organization and has declined to participate in stock incentive arrangements. Overall, his compensation continues to be conservative, particularly in light of his leadership position in the electronics industry.


                     COMPENSATION COMMITTEE


                     Bruce W. Steinhauer
                     Edward F. Voboril
                     Gerald L. Wilson

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

   The graph below compares the cumulative total shareholder return on the Company's Common Shares with the cumulative total return on the Center for Research in Security Prices of the University of Chicago ("CRSP") Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the CRSP Total Return Index for all NASDAQ stocks within the Company's primary SIC Code. The graph assumes $100 invested on July 31, 1993, in the Company's Common Shares and $100 invested at that time in each of the NASDAQ indexes. The comparison assumes that all dividends are reinvested.

[GRAPHIC]

The following legend represents data presented in graphical form.

  CRSP Total Returns
  Index for:               7/31/93  7/31/94  7/31/95  7/31/96  7/31/97  7/31/98
  ANALOGIC CORPORATION       100.0    105.8    126.2    190.9    246.6  276.9
  Nasdaq Stock Market
   (US Companies)            100.0    102.9    144.5    157.4    232.3  274.2
  NASDAQ Stocks
   (SIC 3800-3899 US
    Companies)               100.0     94.3    149.2    146.1    192.3  173.1
  Measuring instruments;
   photo, med & optical
   goods; timepieces

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.  The index level for all series was set to $100.0 on 7/31/93.

                                  PROPOSAL 2
                       APPROVAL OF THE 1998 KEY EMPLOYEE
                          INCENTIVE STOCK OPTION PLAN

  The Board of Directors has adopted, subject to the approval of the stockholders, the Key Employee Incentive Stock Option Plan dated June 11, 1998 ("the 1998 Plan"), a copy of which is attached as Exhibit A to this proxy statement. The Board of Directors believes that the granting of such incentive stock options helps the Company in its efforts to attract and retain highly qualified employees and to encourage them to exert their best efforts on behalf of the Company. Accordingly, the Board recommends that the stockholders vote for approval of the 1998 Plan, and the proxies will be so voted unless a stockholder specifies otherwise. The affirmative vote of a majority of the shares voting on the matter (provided such majority is at least a majority of the number of shares required to constitute a quorum) will be necessary to approve the 1998 Plan.

  The following is a summary description on the 1998 Plan. For information concerning the participation by executive officers and directors of the Company in all of the Company's stock option and benefit plans, see "Executive Compensation" in this Proxy Statement.

Purpose

  The purpose of the 1998 Plan is to further the growth and development of Analogic Corporation and its wholly-owned subsidiaries by granting certain officers, directors, and key employees, options to purchase shares of Common Stock of the Company thereby encourage stock ownership in the Company and a more direct stake in its continuing success.

Stock Available for Options

  A total of up to 500,000 shares of Common Stock may be issued upon exercise of options granted under the 1998 Plan. The shares of Common Stock to be issued upon exercise of options may include treasury shares, authorized but unissued shares and shares previously reserved for issuance upon exercise of options which have expired or terminated. Shares subject to an option that ceases to be exercisable for any reason are available for subsequent option grants.

Administration

  The 1998 Plan shall be administered by a Stock Plan Committee (the "Committee") appointed by the Board of Directors of the Company. The Committee shall consist of the Chairman of the Board and not less than two additional directors, each of whom shall be ineligible to participate in the 1998 Plan. The Committee may interpret the 1998 Plan and options granted pursuant to the 1998 Plan and may make, and amend, such regulations concerning the 1998 Plan as it may deem appropriate.

Eligibility; Grant of Options

  All officers, directors, and key employees of the Company and its wholly-owned subsidiaries other than the Chairman of the Board shall be eligible to participate in the Plan. No officer or director who is not also a key employee shall be eligible to participate, nor shall any person owning 10% or more of the Common Stock be eligible. Options may be granted within the limits of the 1998 Plan only in accordance with recommendations of the Committee and to the extent that such recommendations are consistent with the provisions of Section 422 of the Internal Revenue Code and the 1998 Plan. Options for the purchase of no more than 20,000 shares may be granted to any one individual, cumulatively, under the Plan.

Option Prices

  The price at which any shares of Common Stock may be purchased pursuant to the exercise of an option (the "Exercise Price") granted under the 1998 Plan shall be not less than the fair market value (the "Exercise Price") of the share of Common Stock at the time the option is granted.

Exercise of Options

  Generally, options granted under the 1998 Plan are exercisable during the period commencing three years after the date of grant and ending eight years from the date of grant (the "Option Period") with respect to the following indicated percentage of the total number of shares of Common Stock subject to an option at the expiration of the following indicated periods from the date of grant of an option:

  (1) during the fourth year from the date of each grant under the 1998 Plan only to the extent of 25% of the total number of option shares granted to the Participant under that grant;

  (2) during the fifth year from the date of each grant under the 1998 Plan only to the extent of 50% of the total number of option shares granted to the Participant under that grant;

  (3) during the sixth year from the date of each grant under the 1998 Plan only to the extent of 75% of the total number of option shares granted to the Participant under the Plan.

  (4) during the seventh and subsequent years from the date of each grant under the 1998 Plan, the Participant may exercise all unexercised options granted under that grant.

  The Committee may, however, at the time of grant of any option designate a different schedule upon which such option shall become exercisable and may at any time determine that one or more then outstanding options shall become exercisable (in whole or in such part as may be specified in the Committee vote) more quickly than otherwise applicable.

Rights in the Event of Termination of Employment or Death

  If a Participant retires during the Exercise Period, his options shall be exercisable only during the three months following his retirement, but in no event after the expiration of the Exercise Period.

  If a Participant dies during the Exercise Period, his options shall be exercisable by the executors, administrators, legatees or distributees of his estate only during the six months following the appointment of a fiduciary of his or her estate, but in no event after the expiration of the Exercise Period.

  If a Participant ceases to be an employee of the Company for any cause other than retirement or death, his option shall terminate as of the date of the cessation of his employment.

Transfer Restrictions

  An option is exercisable only by the option holder during his or her lifetime, and no option or right or interest in an option is assignable or transferable by the holder except by will or the laws or descent and distribution.

Conditions to Exercise of Options

  The Committee may, in its discretion, require as conditions to the exercise of options and the issuance of shares (a) that a registration statement under the Securities Act of 1933, as amended, with respect to the shares to be issued on the exercise of the options, containing such current information as is required by the Rules and Regulations under said Act, shall have become, and continue to be effective, or (b) that the Participant (i) shall have represented both that he is acquiring the option and, at the time of exercising the option, that he is acquiring the shares for his own account, for investment or not with a view to or in connection with any distribution, (ii) shall have agreed to restrictions on transfer, and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations and restrictions both on the option and on the certificate representing the shares.

Amendment, Alteration or Termination of the 1998 Plan

  The 1998 Plan will terminate on June 10, 2008 and no options may be granted under the 1998 Plan after that date. The Board of Directors may alter, terminate, discontinue, suspend or amend the 1998 Plan. Neither the Board of Directors nor the Committee may, however, increase the maximum number of shares in the aggregate that my be offered for sale under options, change the manner of determining the offer price, or alter or impair any options previously granted under the 1998 Plan. Termination of the 1998 Plan shall not impair or alter the rights of the Participant to exercise options granted under the 1998 Plan.

Effect of Changes in Common Stock

  If by reason or recapitalization, reclassification, stock split-up, combination of shares, separation (including a spin-off) or dividend on the stock of the Company payable in stock, the outstanding shares of stock of the Company are increased or decreased or changed into or exchanged for a different number of kind of shares or other securities of the Company, the Committee shall conclusively determine the appropriate adjustment in the exercise prices of outstanding options and in the number and kinds of shares as to which outstanding options shall be exercisable.

  If the Company is a party to any merger or consolidations, any purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Committee (or, if the Company is not the surviving corporation, the Board of Directors of the surviving corporation) shall have the power to make arrangements for the substitution of new options for, or the assumption by another corporation of, any unexpired options then outstanding.

  In the events of any of the foregoing transactions, the total number of shares of stock in which options may be granted under this Plan shall be appropriately adjusted by the Committee.

Federal Income Tax Consequences

  The 1998 Plan is intended to qualify as an Incentive Stock Option Plan within the meaning of Section 422 of the Internal Revenue Code. The following is a summary of the federal income tax treatment of incentive stock options.

  No taxable income will be recognized by the optionee upon the grant of an incentive stock option. No taxable income will be recognized by the optionee upon the exercise of an incentive stock option, and no corresponding expense deduction will be available to the Company. Generally, if an optionee holds shares acquired upon the exercise of incentive stock options until the late of
(i) two years from the grant of the option or (ii) one year from the date of transfer of the purchased shares to him or her (the "Statutory Holding Period"), any gain recognized by the optionee on a subsequent sale of such shares will be treated as long-term capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of incentive stock options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise.

  If the optionee sells the shares prior to the expiration of the Statutory Holding Period, he or she will realize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the value of the shares on the date of exercise less the option price, or (ii) the amount realized on the date of sale less the option price, and the Company will receive a corresponding business expense deduction. However, special rules may apply to an officer-optionee. The amount by which the proceeds of sale exceed the fair market value of shares on the date of exercise will be treated as long-term capital gain if the shares are held for more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. In the case of a sale where a loss, if sustained, would have been recongnized, the amount of the optionee's income, and the amount of the Company's corresponding expense deduction, will not exceed the difference between sale price and the adjusted basis of the shares.

  For purposes of the `alternative minimum tax' applicable to individuals, in the year of option exercise, an optionee must generally include in his or her alternative minimum taxable income the difference between the exercise price and the fair market value of the stock on the date of exercise. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

  If an optionee transfers `statutory option stock' (which includes stock acquired through the exercise of an incentive stock option) to exercise stock options prior to the expiration of the applicable holding periods, the optionee will recognize ordinary income and the Company will receive a corresponding business expense deduction in an amount equal to the lesser of (I) the fair market value of the statutory option stock on the date it was acquired less its exercise price, or (ii) the fair market value of such statutory option stock on the date of the exchange less its adjusted basis.

PROPOSALS OF STOCKHOLDERS

  A stockholder of the Company who intends to present a proposal for action at the next Annual Meeting of Stockholders of the Company may seek to have his proposal included in the Company's proxy material for the Meeting by notifying the Company of such intention and furnishing the text of the proposal to the Company. Such notice must also include the stockholder's address and statement of the number of shares of Common Stock of the Company held of record or beneficially by such stockholder and of the date or dates upon which such shares were acquired, and must be accompanied by documentary support for a claim of beneficial ownership. To have a proposal considered for inclusion in the proxy material for the 2000 Annual Meeting of Stockholders, a stockholder must give the aforesaid notice and submit his proposal no later than August 14, 1999. The notice and text should be sent to the attention of John A. Tarello, Senior Vice President and Treasurer, Analogic Corporation, 8 Centennial Drive, Peabody, MA 01960.

OTHER MATTERS

  The Company knows of no business which will be presented for consideration at the Meeting other than that set forth in this Proxy Statement. However, if any such other business shall come before the Meeting, the persons named in the Proxies or their substitutes shall vote the Proxies in respect of any such business in accordance with their best judgment.

  The cost of preparing, assembling, and mailing the proxy material will be borne by the Company. The Company may solicit Proxies otherwise than by the use of the mails, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone, correspondence or in person, to obtain Proxies. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their out-of-pocket expenses in so doing.

  THE COMPANY WILL FURNISH TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FROM 10-K, INCLUDING THE FINANCIAL STATMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A request for the Form 10-K should be addressed to John
A. Tarello, Senior Vice President and Treasurer, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960.

                                                  For the Board of Directors


December 1, 1998                                  Julian Soshnick
                                                  Clerk



IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, IS ENCLOSED FOR THAT PURPOSE.

                                  EXHIBIT A



                             ANALOGIC CORPORATION

                                 KEY EMPLOYEE

                          INCENTIVE STOCK OPTION PLAN

                              DATED JUNE 11, 1998



1.   Purpose

  The purpose of this Plan (the "Plan") is to further the growth and development of Analogic Corporation and any subsidiary corporations, as hereinafter defined (referred to, unless the context otherwise requires, as the "Company"), by granting to certain officers, directors, and key employees of the Company and any subsidiary corporations, as an incentive and encouragement to stock ownership, options to purchase shares of Common Stock of the Company and thereby obtain a proprietary interest in the enterprise and a more direct stake in its continuing welfare.

2.   Administration

  The Plan shall be administered by a Stock Plan Committee (the "Committee") appointed by the Board of Directors of the Company. The Committee shall serve at the pleasure of the Board and shall consist of the Chairman of the Board and not less than two additional directors, each of whom is a disinterested person as defined in 17 CFR 240.16b-3(c)(2). The Committee may, from time to time, interpret the Plan and options granted pursuant thereto, and may make, and amend, such regulations concerning the same as it may deem appropriate.

3.   Grant of Options

  The Committee may grant options within the limits of the Plan only in accordance with the recommendations of the Committee with respect to the identity of the employees to receive options, the times when they shall receive them (subject to the limits hereinafter set forth), the number of shares to be subject to each option, the dates upon which options granted may be exercised, and other terms of the options to be granted (which terms need not be identical) to the extent not inconsistent with the provisions of Section 422 of the Internal Revenue Code (the "Code") and the Plan. Options for the purchase of no more than 20,000 shares may be granted to any one Participant cumulatively under the Plan.

  Notwithstanding any provision hereof to the contrary, the aggregate fair market value of stock with respect to which incentive stock options (determined without regard to Section 422(d) of the Code) are exercisable for the first time by any Participant during any calendar year shall not exceed $100,000.
For purposes of the preceding sentence, the fair market value of any stock shall be determined as of the time the option with respect to such stock is granted; and application of said $100,000 limitation shall be made taking options into account in the order in which they were granted.

4.   Shares Subject to the Plan

  The shares to be optioned may be authorized and unissued shares of Common Stock of the Company, of the par value of $.05 each, or treasury shares, as the Committee may determine, not exceeding in the aggregate 500,000 shares of Common Stock; provided however, that no options may be granted under the Plan if the aggregate number of shares subject to (i) options then outstanding under the Plan, (ii) other options granted by the Company and then outstanding, and
(iii) the options proposed to be granted under the Plan, would exceed an amount equal to 10% of the then issued and outstanding shares of Common Stock of the Company (excluding treasury shares). All shares subject to options that shall have terminated for any reason (other than by surrender for cancellation upon any exercise of all or part of such options) will be available for subsequent optioning.

5.   Participants

  All officers, directors, and key employees of the Company and its wholly-owned subsidiary corporations other than the Chairman of the Board and the Vice Chairman of the Board shall be eligible to receive options and thereby become Participants in the Plan. No officer or director who is not also a key employee shall be eligible to participate, nor shall any person owning 10% or more of the Common Stock be eligible. In granting options, the Committee may include or exclude previous Participants in the Plan and/or in any of the Company's other stock option plans.

6.   Option Price

  The price at which shares may from time to time be optioned shall be not less than the fair market value at the time the option is granted. The fair market value shall be determined in good faith by the Committee at each time that such options are granted by it.

7.   Option Period

  Subject to Section 14, the period for exercising an option (the "Exercise Period") shall be the period beginning three years and ending eight years from the date the option is granted, except that:

          (a) If an option shall have been granted in connection with the termination of a previously granted option under the Plan, the Exercise Period of such subsequently granted option shall be the period beginning the day after the expiration of the option period applicable to the said previously granted option and ending eight years from the date such subsequently granted option is granted.

          (b) If a replacement option is granted to a previous Participant under the Plan, unless otherwise determined by the Committee at the time of grant, the Exercise Period shall commence three years after the date of the grant being replaced under the Plan.

          (c) If a Participant retires during the Exercise Period, such option shall be exercisable by him only during the three months following his retirement, but in no event after the expiration of the Exercise Period.

          (d) If a Participant dies during the Exercise Period, such option shall be exercisable by the executors, administrators, legatees or distributes of his estate only during the six months following the appointment of a fiduciary of his or her estate, but in no event after the expiration of the Exercise Period.

          (e) If a Participant ceases to be an employee of the Company for any cause other than retirement or death, such option shall terminate as of the date of the cessation of his employment.

          (f) The Committee may at the time of grant of any option designate a different Exercise Period for such option.

8.   Exercise of Option

  Subject to Sections 7, 14 and 15, options granted under the Plan may be exercised at any time and from time to time during the Exercise Period except that each option granted under the Plan may be exercised:

          during the fourth year from the date of that grant under the Plan only to the extent of 25% of the total number of option shares granted to the Participant under that grant;


          during the fifth year from the date of that grant under the Plan only to the extent of 50% of the total number of option shares granted to the Participant under that grant;

          during the sixth year from the date of that grant under the Plan only to the extent of 75% of the total number of option shares granted to the Participant under that grant; and

          during the seventh and subsequent years from the date of that grant under the Plan, the Participant may exercise all unexercised options granted under that grant.


Notwithstanding the foregoing provisions of this Section 8, the Committee may at the time of grant of any option designate a different schedule upon which such option shall become exercisable and may at any time determine that one or more then outstanding options shall become exercisable (in whole or in such part as may be specified in the Committee vote) more quickly than such option(s) would become exercisable under the schedule otherwise applicable thereto.

          The foregoing exercise schedule is subject always to the provisions of Section 11 of the Plan and to the condition that any unexercised option shall expire eight years from the date of grant of that option.

          If one of the events referred to in Section 7(c) or 7(d) occurs, the option shall be exercisable, subject to Section 15, under this Section during the three months following retirement, or during the six month period following the appointment of a fiduciary of the estate of a deceased employee, as the case may be, only as to the number of shares, if any, as to which it was exercisable immediately prior to said retirement or death.

9.   Payment for Shares

  Full payment for shares purchased, together with the amount of any tax or excise due in respect of the sale and issue thereof, shall be made (i) in cash
(ii) by delivering shares of stock, or (iii) by any combination of cash and such stock, as the Participant may determine at the time of the exercise of the option in whole or in part. The Company will issue no certificates for shares until full payment therefor has been made, and a Participant shall have none of the rights of a stockholder until certificates for the shares purchased are issued to him.

10.  Nonassignability

  Each option by its terms shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during a Participant's lifetime, only by him.

11.  Conditions to Exercise of Options

  The Committee may, in its discretion, require as conditions to the exercise of options and the issuance of shares thereunder (a) that a registration statement under the Securities Act of 1933, as amended, with respect to the shares to be issued on the exercise of the options, containing such current information as is required by the Rules and Regulations under said Act, shall have become, and continue to be, effective, or (b) that the Participant (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, both that he is acquiring the option and, at the time of exercising the option, that he is acquiring the shares for his own account, for investment or not with a view to or in connection with any distribution, (ii) shall have agreed to restrictions on transfer, in form and substance satisfactory to the Company, and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions both on the option and on the certificate representing the shares.

12.  Conditions to Effectiveness of the Plan

  The Plan was adopted by the Board of Directors on June 11, 1998. However, any option granted shall not be exercisable unless and until the Plan shall have been duly approved by the stockholders of the Company. No option shall be granted or exercised if the grant of the option, or the exercise and the issuance of shares pursuant thereto, would be contrary to law or the regulations of any duly constituted authority having jurisdiction.

13.  Alteration, Termination, Discontinuance, Suspension or Amendment

  The Plan shall terminate on June 10, 2008 and no options shall be granted under the Plan after such date. The Board may alter, terminate, discontinue, suspend or amend the Plan. Neither the Board nor the Committee may, however, increase the maximum number of shares in the aggregate that may be offered for sale under options or change the manner of determining the option price or, without the consent of the Participant, alter or impair any option previously granted to him under the Plan, except as provided in Section 14. In no way shall the termination of the Plan impair or alter the rights of the Participant to exercise options granted under the Plan or alter the rights of the Committee under Section 8 of the Plan. The Committee may issue new options in exchange for outstanding options.

14.  A. Effect of Changes in Common Stock

       If by reason of recapitalization, reclassification, stock split-up, combination of shares, separation (including a spin-off) or dividend on the stock of the Company payable in stock, the outstanding shares of stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, the Committee shall conclusively determine the appropriate adjustment in the exercise prices of outstanding options and in the number and kind of shares as to which outstanding options shall be exercisable, and the total number of shares of stock of the Company in which options may be granted under this Plan shall be appropriately adjusted by the Committee.

     B. Reorganization

       If the Company is a party to any merger or consolidations, any purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Committee (or, if the Company is not the surviving corporation, the Board of Directors of the surviving corporation) shall have the power to make arrangements, which shall be binding upon the holders of unexpired options, for the substitution of new options for, or the assumption by another corporation of, any unexpired options then outstanding hereunder, and the total number of shares of stock in which options may be granted under this Plan shall be appropriately adjusted by the Committee.

15.  Securities Laws

  With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee or the Board of Directors fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                 P R O X Y

                            ANALOGIC CORPORATION

    Proxy for Annual Meeting of Stockholders to be held January 22, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the notice of the meeting and proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Bernard M. Gordon, John A. Tarello, and Julian Soshnick, or any one of them attorney or attorneys of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of Analogic Corporation (the "Company") to be held at the Company's headquarters located at Eight Centennial Drive, Peabody, Massachusetts on January 22, 1999, at 11:00 a.m. and at any adjourned sessions thereof, and there to vote and act with respect to all shares of the Company which the undersigned shall be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. This proxy will be voted as directed by the undersigned and if no direction is indicated, it will be voted FOR the nominees as directors and FOR Proposal 2.

                            Election of two Directors.  Nominees:

                               M. Ross Brown, Edward F. Voboril

SEE REVERSE SIDE:

If you wish to vote in accordance with the Board of Directors' recommendations, please sign on the reverse side. You need not mark any boxes.

                CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE      SEE REVERSE
                                                                        SIDE

-------------------------------------------------------------------------------
Reverse side of PROXY

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                                THIS IS YOUR PROXY.
                              YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the Meeting by promptly returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.
-------------------------------------------------------------------------------

                                    DETACH HERE

/X/  Please mark
     votes as in
     this example.

This Proxy, when executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of Directors and FOR Proposal 2.

The Board of Directors recommends a Vote FOR Proposals 1 and 2.

1.   To fix the number of Directors
     for the ensuing year at eight
     and the election of Directors.         / / FOR    / / WITHHELD

2.   To consider and act upon the
     matter of adopting and approving
     the Company's Key Employee
     Incentive Stock Option Plan
     dated June 11, 1998.                  / / FOR    / / WITHHELD   / / ABSTAIN

3. To act upon any and all matters incidental to any of the foregoing and transact such other business as may legally come before the Meeting or any adjourned session or sessions thereof.

                                             MARK HERE FOR ADDRESS CHANGE
                                             AND NOTE AT LEFT / /

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature______________________ Date________ Signature_______________ Date______